                                                                     EXHIBIT 4.5

                           DIAMETRICS MEDICAL, INC.

                            STOCK PURCHASE WARRANT

             THE WARRANTS EVIDENCED HEREBY AND THE SHARES OF STOCK
         ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER
            THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
           OFFERED OR SOLD WITHOUT REGISTRATION UNLESS AN EXEMPTION
         FROM REGISTRATION IS AVAILABLE UNDER SUCH ACT OR THE RULES OR
                      REGULATIONS PROMULGATED THEREUNDER

               WARRANT TO PURCHASE _____ SHARES OF COMMON STOCK
                         -----
                              AS DESCRIBED HEREIN


     Issue Date:         January 30, 1997.
     Expiration Date:    January 29, 2002.

     This certifies that, for value received, __________________ , and permitted successors and assigns ("Holder") is entitled to purchase from Diametrics Medical, Inc. a Minnesota corporation (the "Company") up to and including [ __________ ] fully paid and nonassessable shares (the "Number of Shares") of the common stock of the Company, $.01 par value (the "Common Stock"), on the terms set forth herein at an exercise price per share equal to $5.0625 (the "Purchase Price"). The Number of Shares and the Purchase Price may be adjusted from time to time as described in this Warrant.


1.   Exercise.
     --------

     1.1  Time for Exercise.  This Warrant may be exercised in whole or in part
          -----------------
at any time, and from time to time, during the period commencing on the date of this Warrant and expiring on January 29, 2002.

     1.2. Manner of Exercise.  This Warrant shall be exercised by delivering it
          ------------------
to the Company with the exercise form duly completed and signed, specifying the number of shares as to which the Warrant is being exercised at that time (the "Exercise Number"). The Holder shall simultaneously deliver to the Company cash or a certified check or wire transfer in an amount equal to the Exercise Number multiplied by the Purchase Price, and the Holder shall be entitled to receive the full Exercise Number of shares of Common Stock.

     1.3  Effective Date of Exercise.  Promptly (but in any case within ten (10)
          --------------------------
business days) after any exercise, the Company shall deliver to the Holder (a) duly executed certificates in the name or names specified in the exercise notice representing the aggregate number of shares issuable upon such exercise, and (b) if this Warrant is exercised only in part, a new Warrant of like tenor exercisable for the balance of the Number of Shares. Such certificates shall be deemed to have been issued, and the person receiving them shall be deemed to be a holder of record of such shares, as of the close of business on the date the actions required in Section 1.2 shall have been completed or, if on that date the stock transfer books of the Company are closed, as of the next business day.

2.   Transfer of Warrants and Stock.
     ------------------------------

     2.1  Transfer Restrictions.  This Warrant shall be freely transferable by
          ---------------------
the Holder in accordance with the terms hereof; provided, however, that neither
                                                --------  -------
this Warrant nor the securities issuable upon its exercise may be sold, transferred or pledged unless the Company shall have been supplied with reasonably satisfactory evidence that such transfer is not in violation of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws. The Company may place a legend to that effect on this Warrant, any replacement Warrant and each certificate representing shares issuable upon exercise of this Warrant. Subject to the satisfaction of this condition only, this Warrant shall be freely transferable by the Holder.

     2.2  Manner of Transfer.  Upon delivery of this Warrant to the Company with
          ------------------
the assignment form duly completed and signed, the Company will promptly (but in any case within five (5) business days) execute and deliver to each transferee and, if applicable, the Holder, Warrants of like tenor evidencing the rights (a) of the transferee(s) to purchase the Number of Shares specified for each in the assignment forms, and (b) of the Holder to purchase any untransferred portion, which in the aggregate shall equal the number of Shares of the original Warrant. If this Warrant is properly assigned in compliance with Section 2, it may be exercised by an assignee without having a new Warrant issued.

     2.3  Loss, Destruction of Warrant Certificates.  Upon receipt of (a)
          -----------------------------------------
evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and (b) except in the case of mutilation, an indemnity or security reasonably satisfactory to the Company, the Company will promptly (but in any case within five (5) business days) execute and deliver a replacement Warrant of like tenor representing the right to purchase the same Number of Shares.

3.   Cost of Issuances.  The Company shall pay all expenses, transfer taxes and
     -----------------
other charges payable in connection with the preparation, issuance and delivery of stock certificates or replacement Warrants, except for any transfer tax or other charge imposed as a result of (a) any issuance of certificates in any name other than the name of the Holder, or (b) any transfer of the Warrant. The Company shall not be required to issue or deliver any Stock certificate or Warrant until it receives reasonably satisfactory evidence that any such tax or other charge has been paid by the Holder.

4.   Anti-Dilution Provisions.  If any of the following events occur at any time
     ------------------------
hereafter during the life of this Warrant, then the Purchase Price and the Number of Shares immediately prior to such event shall be changed as described in order to prevent dilution:

     4.1  Dividends; Stock Splits Etc.  In case the Company shall (a) pay a
          ---------------------------
dividend in shares of Common Stock or make a distribution in shares of Common Stock, (b) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (c) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Number of Shares purchasable upon the exercise of this Warrant immediately prior thereto shall be adjusted so that the Number of Shares purchasable upon exercise of this Warrant shall be determined by multiplying the Number of Shares theretofore purchasable upon the exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately following such action and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If the Company declares a dividend in money on its Common Stock and at substantially the same time offers its Stockholders a right to purchase new shares of Common Stock from the proceeds of such dividend, or for an amount substantially equal to such dividend, all shares of Common Stock so issued shall for purposes hereof be deemed issued as a Stock dividend.

     4.2  Issuance of Rights or Warrants to Holders.  In case the Company shall
          -----------------------------------------
issue rights, options or warrants to all holders of its shares of Common Stock entitling them (for a period expiring within 45 days after the record date therefor) to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price per share of Common Stock (as hereinafter defined), the Number of Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the Number of Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number shares of Common Stock so offered would purchase at the then Current Market Price per share of Common Stock.

     4.3  Merger; Consolidation; Sale of Assets.  In case of (a) the
          -------------------------------------
consolidation or the merger of the Company or (b) the sale of all or substantially all of the properties and assets of the Company to any Person, this Warrant shall, after such consolidation, merger or sale, entitle the Holder to receive upon exercise the number of shares of Stock or other securities or property (including cash) of the Person resulting from such consolidation or surviving such merger or to which such sale shall be made, or of the parent of such Person, as the case may be, which the holder of securities deliverable upon exercise of this Warrant (at the time of such consolidation, merger or sale) would have been entitled to receive upon such consolidation, merger or sale; and in any such case the provisions of Section 4 with respect to the rights and interests thereafter of the holders of Warrants shall be appropriately adjusted so as to be applicable, as nearly as practicable, to any shares of Stock or other securities or any property (including cash) thereafter deliverable upon exercise of this Warrant. The Person resulting from such sale or consolidation or surviving such merger or to which such sale shall be made shall execute and deliver to the Holder a supplemental agreement as provided in Section 6.5 below. Any adjustment pursuant to this Section 4.3 which shall be approved in good faith by the Board of Directors of the Company pursuant to a resolution delivered to the Holder shall be conclusive for all purposes hereof. For the purposes of this Agreement "person" means any individual, partnership, firm, corporation, limited liability company or partnership, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     4.4  Other Distributions.  In case the Company shall distribute to all
          -------------------
holders of its shares of Common Stock shares of Stock other than Common Stock or evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or retained earnings and dividends or distributions referred to in Section 4.1 above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Section 4.2 above), then in each case the Number of Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the Number of Shares theretofore purchasable upon the exercise of this Warrant, by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on the record date mentioned below in this Section 4.4 plus the then fair value (as reasonably determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive absent manifest error, irrespective of the accounting treatment thereof) of the portion of the shares of Stock other than Common Stock or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock, and of which the denominator shall be the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made whenever any such distribution is made, and shall become effective immediately after the record date for the determination of Stockholders entitled to receive such distribution.

     4.5  Additional Adjustment of Purchase Price.  Whenever the Number of
          ---------------------------------------
Shares purchasable upon the exercise of this Warrant is adjusted, as provided herein, the Purchase Price payable upon exercise of this Warrant shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the Number of Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the Number of Shares so purchasable immediately thereafter.

     4.6  No De Minimis Adjustments.  No adjustment in the Purchase Price shall
          -------------------------
be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 4.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 4.6 shall be made to the nearest one-twentieth of a cent or to the nearest one-hundredth of a share, as the case may be.

     4.7  Treasury Shares.  For the purpose of Section 4, shares of Common Stock
          ---------------
or other securities held in the treasury of the Company shall not be deemed to be outstanding, and the sale or other deposition of any shares of Common Stock or other securities held in the treasury of the Company shall be deemed an issuance thereof.

     4.8  Corporate Action.  Before taking any action which would cause an
          ----------------
adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of this Warrant, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

     4.9  Independent Public Accountants.  The certificate of a "Big Six" firm
          ------------------------------
of independent public accountants selected by the Board of Directors of the Company shall be conclusive evidence of the correctness of any computation made under Section 4.

     4.10 Notice of Certain Events.  In case at any time prior to the expiration
          ------------------------
date of this Warrant:

          (i) the Company shall authorize the granting to all the holders of Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights;

          (ii) there shall be any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock);

          (iii)  there shall be any capital reorganization by the Company;

          (iv) there shall be a consolidation or merger involving the Company or sale of all or substantially all of the Company's property and assets (except a merger or other reorganization in which the Company shall be the surviving corporation or a consolidation, merger or sale with a wholly-owned subsidiary); or

          (v) there shall be voluntary or involuntary dissolution, liquidation and winding up by the Company or dividend or distribution to holders of Common Stock (other than the Company's customary cash and stock dividends);

then in any one or more of said cases, the Company shall cause to be delivered to the Holder, at the earliest practicable time (and, in any event, not less than 25 days before any record date or other date set for definitive action), notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date, if known, as of which the holders of record of the Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their shares of the Common Stock for securities or other property (including cash) deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation, or winding up of the Company, other than dissolution, liquidation or winding up following a consolidation or merger of the Company with or into, or sale of substantially all of its assets to, another corporation, the rights to exercise this Warrant shall terminate).

     4.11 Other Securities Adjustments.  If as a result of Section 4, a Holder
          ----------------------------
is entitled to receive any securities other than Common Stock upon exercise of this Warrant, the number and purchase price of such securities shall thereafter be adjusted from time to time in the same manner as provided pursuant to Section 4 for Common Stock. The allocation of purchase price between various securities shall be made in writing by the Board of Directors of the Company in good faith at the time of the event by which the holder became entitled to receive new securities, and a copy sent to the Holder.

     4.12 Notices of Adjustments.  When any adjustment is required to be made
          ----------------------
under Section 4, the Company shall promptly (a) determine such adjustments, (b) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the adjustment; and (c) cause copy of such statement, together with any agreement required by Section 6.5, to be mailed to the Holder within 10 days after the date on which the circumstances giving rise to such adjustment occurred.

     4.13 Computations and Adjustments.  Upon each computation of an adjustment
          ----------------------------
under this Section 4, the Purchase Price shall be computed to the nearest cent and the Number of Shares shall be calculated to the next highest whole share. However, the fractional amount shall be used in calculating any future adjustments. No fractional shares of Common Stock shall be issued in connection with the exercise of this Warrant, but the Company shall, in the case of the final exercise under this Warrant, make a cash payment for any fractional shares based on the Current Market Price of the Common Stock on the date of exercise. Notwithstanding any changes in the Purchase Price or the Number of Shares, this Warrant, and any Warrants issued in replacement or upon transfer thereof, may continue to state the initial Purchase Price and the Number of Shares. Alternatively, the Company may elect to issue a new Warrant or Warrants of like tenor for the additional shares of Common Stock purchasable hereunder or, upon surrender of the existing Warrant, to issue a replacement Warrant evidencing all the Warrants to which the Holder is entitled after such adjustments.

     4.14 Exercise Before Payment Date.  In the event that this Warrant is
          ----------------------------
exercised after the record date for any event requiring an adjustment, but prior to the actual event, the Company may elect to defer payment of the adjusted amount to the Holder until the actual event occurs; provided, however, that the Company shall deliver a due bill or other appropriate instrument to the Holder transferrable to the same extent as the other Securities issuable on exercise evidencing the Holder's right to receive such additional amount upon the occurrence of the event requiring such adjustment.

     4.15 Current Market Price.  "Current Market Price" for the Common Stock on
          --------------------
any given date means (a) the closing price on the previous trading day for the Common Stock on the principal stock exchange on which the Common Stock is traded (or, in the case of issuances of stock options with an exercise price equal to fair market value on the date of grant pursuant to the terms of a plan, such date) or (b) if not so traded, the closing price (or, if no closing price is available, the average of the bid and asked prices) for such date on the NASDAQ if the Common Stock is listed on the NASDAQ or (c) if not listed on any exchange or quoted on the NASDAQ, such value as may be determined in good faith by the Company's Board of Directors, which determination shall be conclusively binding on the parties.

5.   Redemption.
     ----------

     5.1  Redemption at Company's Option.  At any time following July 30, 1997,
          ------------------------------
if and to the extent that the Common Stock underlying the Warrants is covered by an effective registration statement under the Securities Act, the Company may, upon 30 days prior written notice (the "Redemption Notice") to the Holder, redeem all, but not less than all of the Warrants granted hereunder at a redemption price of $0.05 per Warrant (the "Redemption Price"), so long as the Current Market Price (as defined in Section 4.15(a) and 4.15(b) above) at the time the Redemption Notice is given is equal to or greater than the following prices (the "Target Prices"):

          Time Period                   Minimum Current Market Price
          -----------                   ----------------------------
First consecutive 12 month period
following the date hereof                       $7.0625/share

Second consecutive 12 month period
following the date hereof                       $8.50/share

Third consecutive 12 month period
following the date hereof                       $9.00/share

Fourth consecutive 12 month period
following the date hereof                       $9.50/share

Fifth consecutive 12 month period
following the date hereof                       $10.00/share

     All warrants issued to the Purchasers in connection with the transactions contemplated by the Purchase Agreement must be redeemed if any such warrants are redeemed. The date fixed for redemption of the Warrant is referred to herein as the "Redemption Date."

     5.2  Redemption Notice.  The Redemption Notice shall specify (a) the
          -----------------
Redemption Price, (b) the Redemption Date, (c) the place where this Warrant shall be delivered and the Redemption Price paid, and (d) that the right to exercise the Warrant shall terminate at 5:00 p.m. (Minneapolis time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (i) to whom notice was not mailed (ii) whose notice was defective.

     5.3  Failure to Exercise.   Any right to exercise this Warrant shall
          -------------------
terminate at 5:00 p.m. (Minneapolis time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, the Holder shall have no further rights except to receive, upon surrender of this Warrant, the Redemption Price.

     5.4  Surrender of Warrant.  From and after the Redemption Date, the Company
          --------------------
shall, at the place specified in the Redemption Notice, upon presentation and surrender to the Company by or on behalf of the Holder of the Warrant to be redeemed, deliver or cause to be delivered to or upon the written order of the Holder a sum in cash equal to the Redemption Price of the Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the warrants issued pursuant to the Purchase Agreement called for redemption, such warrants shall expire and become void and all rights hereunder, except the right to receive payment of the Redemption Price, shall cease.

     5.5  Adjustments.  If the shares of Common Stock are subdivided or combined
          -----------
into a greater or smaller number of shares of Common Stock, the Target Prices shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

6.   Covenants.  The Company agrees that:
     ---------

     6.1  Reservation of Stock.  During the period in which this Warrant may be
          --------------------
exercised, the Company will reserve sufficient authorized but unissued securities to enable it to satisfy its obligations on exercise of this Warrant and shall use its reasonable best efforts to cause all shares of Common Stock issued upon the exercise of this Warrant to be listed on any exchanges on which the Common Stock is then listed. If at any time the Company's authorized securities shall not be sufficient to allow the exercise of this Warrant, the Company shall take such corporate action as may be necessary to increase its authorized but unissued securities to be sufficient for such purpose;

     6.2  No Liens, etc.  All securities that may be issued upon exercise of
          -------------
this Warrant will, upon issuance, be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and shall be listed on any exchanges on which that class of securities is listed;

     6.3  Furnish Information.  During the term of this Warrant, the Company
          -------------------
will promptly deliver to the Holder copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally;

     6.4  Stock and Warrant Transfer Books.  Except upon dissolution,
          --------------------------------
liquidation or winding up or for ordinary holidays and weekends, the Company will not at any time close its stock or warrant transfer books so as to result in preventing or delaying the exercise or transfer of this Warrant; and

     6.5  Merger; Consolidation or Sale of Assets of the Company.  Except in the
          ------------------------------------------------------
case of a merger or consolidation where the consideration is payable entirely in cash or obligations, the Company will not merge or consolidate with or into any Person, or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor Person, unless the Person resulting from such merger or consolidation (if not the Company), or such successor Person, shall expressly assume, by supplemental agreement reasonably satisfactory in form to the then Majority Holders (as defined below) and executed and delivered to the Holders, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. "Majority Holders", as of any date, shall mean holders of warrants issued pursuant to the Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), between the Company and the purchasers signatories thereto (the "Purchasers") (pursuant to which this Warrant was issued) which are exercisable for a majority of the shares then purchasable under all warrants issued pursuant to the Stock Purchase Agreement.

7.   Status of Holder.
     ----------------

     7.1  Not a Stockholder.  Unless the Holder exercises this Warrant in
          -----------------
writing, the Holder shall not be entitled to any rights (a) as a stockholder of the Company with respect to the shares as to which the Warrant is exercisable including, without limitation, the right to vote or receive dividends or other distributions, or (b) to receive any notice of any proceedings of the Company except as otherwise provided in this Warrant.

     7.2  Limitation of Liability.  Unless the Holder exercises this Warrant in
          -----------------------
writing, the Holder's rights and privileges hereunder shall not give rise to any liability for the Purchase Price or as a stockholder of the Company, whether to the Company or its creditors.

8.   Registration Rights.  The shares purchasable upon exercisable of this
     -------------------
Warrant shall be Registerable Securities as defined in that certain Registration Rights Agreement between the Company and the Purchasers dated as of even date herewith (the "Registration Rights Agreement").

9.   General Provisions.
     ------------------

     9.1  Complete Agreement; Modifications.  This Warrant and any documents
          ---------------------------------
referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. The Warrant may not be amended, altered or modified except by a writing signed by the parties.

     9.2  Cooperation.  Each party hereto agrees to execute any and all further
          -----------
documents and writings and to perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out this Warrant.

     9.3  Notices.  All notices under this Warrant shall be in writing and shall
          -------
be delivered by personal service or telecopy or certified mail return receipt requested (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which shall initially be:

          (a)  If to the Company:

               Diametrics Medical, Inc.
               2658 Patton Road
               Roseville, Minnesota 55113
               Attention:  Chief Financial Officer
               Telecopy:  (612) 639-8459

               With a copy to:

               Dorsey & Whitney LLP
               Pillsbury Center South
               220 South Sixth Street
               Minneapolis, Minnesota 55402
               Attention:  Kenneth Cutler
               Telecopy:  (612) 340-8738

          (b)  If to ____________________:

               [to be supplied]

               With a copy to:

               __________________________

     Any notice sent by certified mail shall be deemed to have been given three
(3) days after the date on which it is mailed. All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

     9.4  No Third-Party Benefits; Successors and Assigns.  None of the
          -----------------------------------------------
provisions of this Warrant shall be for the benefit of, or enforceable by, any third-party beneficiary. Except as provided herein to the contrary, this Warrant shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

     9.5  Governing Law.  This Warrant concerns a Minnesota corporation, and all
          -------------
questions with respect to the Warrant and the rights and liabilities of the parties will be governed by the laws of Minnesota regardless of the choice of law provisions of Minnesota or any other jurisdiction. Any and all disputes between the parties which may arise pursuant to this Warrant not covered by arbitration will be heard and determined before an appropriate federal or state court located in Minneapolis, Minnesota. The parties hereto acknowledge that such courts have the jurisdiction to interpret and enforce the provisions of this Warrant and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

     9.6  Waivers Strictly Construed.  With regard to any power, remedy or right
          --------------------------
provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

     9.7  Severability.  The validity, legality or enforceability of the
          ------------
remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

     9.8  Attorneys' Fees.  Should any litigation or arbitration be commenced
          ---------------
(including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provisions of this Warrant or the rights and duties of any person or entity hereunder the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such litigation.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed effective as of January 30, 1997.

                                    DIAMETRICS MEDICAL, INC.


                                    By:_________________________________________

                                       Title:___________________________________

                                ASSIGNMENT FORM
                                ---------------

     FOR VALUE RECEIVED, ________________________________ hereby sells, assigns and transfers to the transferee named below the rights to purchase ______________ of the Number of Shares under this Warrant, together with all rights, title and interest therein. The rights to purchase the remaining Number of Shares shall remain the property of the undersigned.

Dated:  _____________________

                                    [NAME OF HOLDER]


                                    By__________________________________________
                                      Signature


                                    Name:_______________________________________
                                                       (Please Print)

                                    Address:____________________________________
                                    ____________________________________________
                                    ____________________________________________

                                    Employer Identification Number, Social
                                    Security Number or other identifying number:

                                    ____________________________________________

TRANSFEREE:


Name:________________________________
                  (Please Print)
Address:_____________________________
_____________________________________
_____________________________________

Employer Identification Number,
Social Security Number or other
identifying number:

_____________________________________

                                 EXERCISE FORM
                                 -------------

                                To Be Executed
                                --------------
                           Upon Exercise of Warrant


     The undersigned hereby exercises the Warrant with regard to ___________ shares of Common Stock and herewith makes payment of the purchase price in full. The undersigned requests that certificate(s) for such shares and the Warrant for any unexercised portion of this Warrant be issued to the Holder.

Dated:_______________________________

                                        [NAME OF HOLDER]


                                        By______________________________________
                                          Signature


                                        Name:___________________________________
                                                       (Please Print)

                                        Address:________________________________
                                        ________________________________________
                                        ________________________________________

                                        Employer Identification Number, Social
                                        Security Number or other identifying
                                        number:

                                        _______________________________________